Exhibit 99.2

TALOS ENERGY AND ENLINK MIDSTREAM ANNOUNCE COMPLETE CARBON CAPTURE, TRANSPORTATION AND SEQUESTRATION SERVICES SOLUTION

Houston, Texas, February 15, 2022 – Talos Energy Inc. (NYSE: TALO) (“Talos” or the “Company”) and EnLink Midstream, LLC (NYSE: ENLC) (“EnLink”) announced today that they have executed a memorandum of understanding to jointly develop a complete CO2 capture, transportation and sequestration solution for industrial-scale emitters in Louisiana. The joint service offering will be focused on the Mississippi River corridor from New Orleans to Baton Rouge, which is one of the largest concentrated sources of CO2 emissions in the United States, and will utilize significant portions of EnLink’s existing regional pipeline infrastructure of approximately 4,000 miles in Louisiana and Talos’s recently-acquired River Bend CCS site in east Louisiana, as announced today in a separate press release, which includes approximately 26,000 acres of pore space and provides sequestration capacity of over 500 million metric tonnes in the area. EnLink and Talos have begun to market the offering to potential customers.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are very happy to join forces with EnLink from New Orleans to Baton Rouge in the Mississippi River corridor to leverage their infrastructure and operational reliability as a midstream solution, initially focused on the River Bend CCS project in east Louisiana. EnLink owns the last-mile pipe to most industrial emission sources in the region and will complement Talos’s expertise in conventional geology, subsurface characterization and track record of responsible operations. We are excited to collaborate to provide a one-stop solution that will lead to a simpler pricing model and, ultimately, accelerated decarbonization in a key industrial emissions region. This announcement further solidifies Talos’s first-mover status as we continue to develop our carbon capture and sequestration portfolio along the United States Gulf Coast and create sustainable value for stakeholders.”

“We are proud to offer with Talos a complete CO2 capture, transportation, and sequestration solution for customers in eastern Louisiana,” said EnLink’s Chairman and CEO Barry Davis. “We plan to utilize our existing pipeline infrastructure and expertise in building midstream infrastructure to provide cost efficient transportation, while reducing the environmental impact compared to new pipeline construction. We believe we are uniquely positioned in this regard, given the vast extent of our pipeline infrastructure in the region. Talos not only brings sequestration sites in close proximity to our pipelines, but also the downhole expertise to develop them. I continue to be inspired by the speed and execution from our carbon solutions teams, as we execute on our vision to become the future of midstream and creating sustainable value for EnLink and our unitholders.”

Talos Subsurface Expertise and Sequestration Sites

Talos has recently entered into an agreement with a large landowner that will allow for multiple sequestration sites near EnLink’s existing pipelines. This agreement includes sequestration rights to approximately 26,000 surface acres in Iberville, St. James, Assumption and Lafourche Parishes. The acreage comprises three strategically located sites along the Mississippi River industrial corridor known collectively as the River Bend CCS project. Talos and EnLink believe the area provides excellent structural geology and rock properties for CO2 sequestration, providing cumulative capacity of over 500 million metric tonnes. Talos has also secured a right of first refusal on approximately 63,000 additional acres in the area for phased, future expansion in order to meet expected future market demand. In addition to this significant sequestration acreage position, Talos will provide its subsurface operating expertise and extensive knowledge of Gulf Coast geology. Talos will be the project manager and operator of the injection, storage and monitoring and will be joined by its partner, Storegga Limited.

Utilizing EnLink’s Existing Pipeline Infrastructure

EnLink and its predecessors have a long history of pipeline and processing operations in Louisiana. EnLink has identified existing pipelines to be utilized for CO2 transportation from emissions sources in the Geismar, Donaldsonville, Plaquemine and St. Charles areas. This existing pipeline infrastructure provides a cost-efficient solution and greatly reduces the environmental impacts compared to new pipeline construction in environmentally sensitive areas. Due to optionality and redundancy in EnLink’s large pipeline network in the region, EnLink does not anticipate a material impact to its existing natural gas business from the repurposing of identified pipelines to CO2 service.

Eastern Louisiana Offers High Concentration of Emissions Sources

The joint service offering is focused on one of the highest CO2 emitting regions in the United States which emits approximately 80 million metric tonnes of CO2 per year. The Mississippi River corridor alone accounts for nearly two-thirds of the total industrial emissions in Louisiana. The emitting sources include ammonia, hydrogen, methanol and base chemical facilities as well as refinery and other petrochemical facilities. Potential customers are motivated to participate in carbon capture and sequestration to reduce emissions and to potentially offer “blue” products and participate in a low-carbon economy.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

ABOUT ENLINK MIDSTREAM

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

INVESTOR RELATIONS CONTACT

Brian Brungardt

+1.214.721.9353

brian.brungardt@enlink.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of our CCS business, including the River Bend CCS project with its partner Storegga Limited and the complete carbon capture, transportation and sequestration services solution joint service offering with EnLink, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 3, 2021.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002